Exhibit g.1.(xvii)
AMENDMENT
TO
MASTER DELEGATION AGREEMENT

This Amendment (the “Amendment”) to the Master Delegation Agreement is made on the 16th day of October, 2009, by and between each Fund listed on Appendix A and State Street Bank & Trust Company (formerly, Investors Bank & Trust Company).

WHEREAS, the parties hereto have entered into a Master Delegation Agreement (the “Agreement”) dated as of June 30, 2005, as amended; and

WHEREAS, the parties hereto wish to amend Appendix A of the Agreement in order to revise the list of series/portfolios covered by the Agreement to reflect changes of the names of the MainStay All Cap Growth Fund, MainStay Total Return Fund and MainStay Small Company Value Fund and the liquidation and dissolution of the MainStay Institutional Bond Fund (the “Liquidation”).

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.
Amendment of Appendix A.  Appendix A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto, effective at the close of business on October 16, 2009 with respect to the changes to series names and upon the completion of the Liquidation with respect to the MainStay Institutional Bond Fund.

2.	Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.
STATE STREET BANK & TRUST COMPANY

By:         /s/ Carol M. Lowd
Name: Carol M. Lowd
Title:   Senior Vice President

ECLIPSE FUNDS
ECLIPSE FUNDS INC.
ICAP FUNDS, INC.
MAINSTAY VP SERIES FUND, INC.
THE MAINSTAY FUNDS

By:         /s/ Stephen P. Fisher
Name: Stephen P. Fisher
Title: President

Appendix A
to
Master Delegation Agreement
(as of the close of business on October 16, 2009)*

FUND	SERIES / PORTFOLIO

The MainStay Funds	Capital Appreciation Fund
Common Stock Fund
Convertible Fund
Diversified Income Fund
Equity Index Fund
Global High Income Fund
Government Fund
High Yield Corporate Bond Fund
Income Builder Fund
International Equity Fund
Large Cap Growth Fund
MAP Fund
Mid Cap Growth Fund
Mid Cap Value Fund
Money Market Fund
Principal Preservation Fund
Small Cap Growth Fund
Tax Free Bond Fund
Value Fund

Eclipse Funds Inc.	130/30 Core Fund
130/30 Growth Fund
130/30 High Yield Fund
130/30 International Fund
Cash Reserves Fund
Conservative Allocation Fund
Epoch U.S. All Cap Fund
Floating Rate Fund
Growth Allocation Fund
Growth Equity Fund
Income Manager Fund
Indexed Bond Fund
Intermediate Term Bond Fund
Moderate Allocation Fund
Moderate Growth Allocation Fund
Retirement 2010 Fund
Retirement 2020 Fund
Retirement 2030 Fund
Retirement 2040 Fund
Retirement 2050 Fund
S&P 500 Index Fund
Short Term Bond Fund

FUND	SERIES / PORTFOLIO

Eclipse Funds	Balanced Fund
Mid Cap Core Fund
Small Company Value Fund

ICAP Funds, Inc.	ICAP Equity Fund
ICAP Global Fund
ICAP International Fund
ICAP Select Equity Fund

MainStay VP Series Fund, Inc.	Balanced Portfolio
Bond Portfolio
Capital Appreciation Portfolio
Cash Management Portfolio
Common Stock Portfolio
Conservative Allocation Portfolio
Convertible Portfolio
Developing Growth Portfolio
Floating Rate Portfolio
Government Portfolio
Growth Allocation Portfolio
High Yield Corporate Bond Portfolio
ICAP Select Equity Portfolio
International Equity Portfolio
Large Cap Growth Portfolio
Mid Cap Core Portfolio
Mid Cap Growth Portfolio
Mid Cap Value Portfolio
Moderate Allocation Portfolio
Moderate Growth Allocation Portfolio
S&P 500 Index Portfolio
Small Cap Growth Portfolio
Total Return Portfolio

*	The removal of the MainStay Institutional Bond Fund from this Appendix is effective upon the completion of the liquidation of that series, which commenced on October 16, 2009.